UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 1, 2005 (November 28, 2005)

CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400 Columbia, Maryland 21045
(Address of principal executive offices)

(410) 730-9092 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 18, 2005, the Registrant and its subsidiary, Corporate Office Properties, L.P., entered into an employment agreement with Karen M. Singer, the Registrant’s Vice President and General Counsel.  The agreement has a five-year term commencing on September 15, 2005, with continuous and self-renewing one-year terms after the basic term unless otherwise indicated by either party prior to a specified point in time of the then current term.  The agreement may be terminated by either party at any time on one day’s prior notice.  Under the agreement, Ms. Singer’s minimum base salary is $189,055 per year, and she receives additional allowances for an automobile, personal financial planning and income tax preparation totaling up to $11,000 per year.  Ms. Singer’s base salary is subject to review annually by the Board of Trustees and the Compensation Committee of the Board of Trustees (the “Compensation Committee”).  She is eligible to receive annual cash performance bonuses, stock options and restricted shares as determined by the Board of Trustees upon the recommendation of the Compensation Committee.  She is also entitled to participate in all plans and benefits generally accorded to employees of the employer.

The employment agreement provides for the following severance package in the event of her termination by the Registrant without cause or by Ms. Singer based upon constructive termination: (1) payment equal to her base annual salary; (2) payment equal to the average of her three most recent annual performance bonuses; (3) perquisites and benefits for 12 months following termination unless such benefits are available to her through other employment after termination; and (4) full vesting of previously unvested share options and restricted shares with the right to exercise options as far as 18 months following termination.  The agreement also provides for the following in the event of a change of control of the Registrant: (1) payment equal to her base annual salary; (2) payment equal to the average of her three most recent annual performance bonuses; (3) perquisites and benefits for 12 months following termination unless such benefits are available to her through other employment after termination; and (4) full vesting of previously unvested share options and restricted shares (whether or not employment is terminated), with the right to exercise options as far as 18 months following termination.

Under the employment agreement, Ms. Singer is required to devote her full business time to the Registrant’s affairs and is prohibited from competing directly or indirectly with the Registrant during the term of the agreement and for a period thereafter.

This description is only a summary of Ms. Singer’s employment agreement and is qualified in its entirety by reference to the full agreement, which is filed herewith as Exhibit 10.1.

Item 9.01               Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired

None

(b)           Pro Forma Financial Information

None

(c)           Exhibits

Exhibit Number	Exhibit Title
10.1	Employment Agreement, dated November 28, 2005, between Corporate Office Properties, L.P., Corporate Office Properties Trust, and Karen M. Singer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 1, 2005

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Randall M. Griffin
Name:	Randall M. Griffin
Title:	President and Chief Executive Officer

By:	/s/ Roger A. Waesche, Jr.
Name:	Roger A. Waesche, Jr.
Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Employment Agreement, dated November 28, 2005, between Corporate Office Properties, L.P., Corporate Office Properties Trust, and Karen M. Singer.